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                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions "General Information" and "Financial Highlights" in each Prospectus and "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment No. 52 to the Registration Statement (Form N-1A, No. 333-57793) of the SPDR(R) Series Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated August 23, 2010, with respect to the financial statements and financial highlights of SPDR(R) Dow Jones Total Market ETF, SPDR(R) Dow Jones Large Cap ETF, SPDR(R) Dow Jones Large Cap Growth ETF, SPDR(R) Dow Jones Large Cap Value ETF, SPDR(R) Dow Jones Mid Cap ETF, SPDR(R) Dow Jones Mid Cap Growth ETF, SPDR(R) Dow Jones Mid Cap Value ETF, SPDR(R) Dow Jones Small Cap ETF, SPDR(R) Dow Jones Small Cap Growth ETF, SPDR(R) Dow Jones Small Cap Value ETF, SPDR(R) DJ Global Titans ETF, SPDR(R) Dow Jones REIT ETF, SPDR(R) KBW Bank ETF, SPDR(R) KBW Capital Markets ETF, SPDR(R) KBW Insurance ETF, SPDR(R) KBW Mortgage Finance(SM) ETF, SPDR(R) Regional Banking(SM) ETF, SPDR(R) Morgan Stanley Technology ETF, SPDR(R) S&P(R) Dividend ETF, SPDR(R) S&P(R) Biotech ETF, SPDR(R) S&P(R) Homebuilders ETF, SPDR(R) S&P(R) Metals & Mining ETF, SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF, SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF, SPDR(R) S&P(R) Pharmaceuticals ETF, SPDR(R) S&P(R) Retail ETF, SPDR(R) S&P(R) Semiconductor ETF, SPDR(R) Wells Fargo(R) Preferred Stock ETF, SPDR(R) Barclays Capital 1-3 Month T-Bill ETF, SPDR(R) Barclays Capital TIPS ETF, SPDR(R) Barclays Capital Intermediate Term Treasury ETF, SPDR(R) Barclays Capital Long Term Treasury ETF, SPDR(R) Barclays Capital Intermediate Term Credit Bond ETF, SPDR(R) Barclays Capital Long Term Credit Bond ETF, SPDR(R) Barclays Capital Convertible Securities ETF, SPDR(R) Barclays Capital Mortgage Backed Bond ETF, SPDR(R) Barclays Capital Aggregate Bond ETF, SPDR(R) Nuveen Barclays Capital Municipal Bond ETF, SPDR(R) Nuveen Barclays Capital California Municipal Bond ETF, SPDR(R) Nuveen Barclays Capital New York Municipal Bond ETF, SPDR(R) Nuveen Barclays Capital Short Term Municipal Bond ETF, SPDR(R) Nuveen S&P(R) VRDO Municipal Bond ETF, SPDR(R) Nuveen Barclays Capital Build America Bond ETF, SPDR(R) DB International Government Inflation- Protected Bond ETF, SPDR(R) Barclays Capital Short Term International Treasury Bond ETF, SPDR(R) Barclays Capital International Treasury Bond ETF, SPDR(R) Barclays International Corporate Bond ETF, SPDR(R) Barclays Capital High Yield Bond ETF and SPDR(R) Barclays Capital Short Term Corporate Bond ETF (forty-nine of the portfolios comprising SPDR(R) Series Trust), included in the June 30, 2010 annual report of the SPDR(R) Series Trust.


                                                  /s/ Ernst & Young LLP

Boston, Massachusetts
October 25, 2010